                     DISTRIBUTION SUPPORT AND LOAN AGREEMENT


                  THIS DISTRIBUTION SUPPORT AND LOAN AGREEMENT (this "Agreement"), dated as of this 22nd day of August, 1996, between SAFEGUARD SCIENTIFICS (DELAWARE), INC., a Delaware corporation ("Lender") and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower").

                                    RECITALS:

                  A. Lender's parent company, Safeguard Scientifics, Inc. ("Safeguard"), has entered into a certain letter of intent with Brandywine Realty Trust ("BRT") and The Nichols Company ("TNC") dated March 20, 1996 (the "Letter of Intent") which provides, inter alia, that Lender will advance certain funds to Borrower.

                  B. Lender and Borrower now desire to set forth the terms and conditions of such advances.

                  NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, Borrower and Lender, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Any capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Operating Partnership Agreement.

                  "Advance Request" has the meaning given to such term in
Section 2.2.

                  "Advances" means funds advanced or deemed advanced by Lender to Borrower under Section 2.1.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which federal savings banks located in Pennsylvania are authorized or required to close.

                  "Closing Cost Advances" means any Advances made pursuant to
Section 2.1.2.

                  "Collateral" has the meaning given to such term in
Section 3.1.

                  "Event of Default" has the meaning given to such term in
Section 4.1.

                  "GAAP" means generally accepted accounting principles in effect from time to time, applied in a consistent manner.

                  "GECC Letter of Credit" means that certain Letter of Credit dated November 24, 1995 (LC#100921) in the amount of $1,500,000 issued by MidLantic Bank, NA in respect of the GECC Loan on which Safeguard is the account party.

                  "GECC Loan" means the loan made by GE Capital Corporation to finance the acquisition of Lawrenceville Office Park, which is one of the Portfolio A Properties.

                  "Horsham 6 Tenant Improvement Loan" means the $460,000 loan advanced by Lender to finance certain tenant improvements to Horsham Business Center Building 6, Pennsylvania, one of the Portfolio B Properties.

                  "Letter of Credit Advances" means any Advances made pursuant to Section 2.1.4.

                  "Liquidation" means any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceeding.

                  "Loan" has the meaning given to such term in Section 2.1.

                  "Maturity Date" has the meaning given to such term in Section 2.5.

                  "Meetinghouse Letter of Credit" means that certain Letter of Credit dated July 12, 1993 (LC #100148) in the amount of $500,000 issued by Continental Bank to New England Mutual Life Insurance Company in respect of the mortgage indebtedness encumbering the Meetinghouse Business Center Properties 1-4, which are part of the Portfolio B Properties, on which Safeguard is the account party.

                  "Note" has the meaning given to such term in Section 2.3.

                  "Operating Partnership Agreement" means the Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. of even date herewith.

                  "Portfolio A Properties" has the meaning given to such term in the Operating Partnership Agreement.

                  "Portfolio B Properties" has the meaning given to such term in the Operating Partnership Agreement.

                  "Portfolio C Properties" has the meaning given to such term in the Operating Partnership Agreement.

                  "Preferred Equity Position" means BRT's capital contribution in Borrower of $3,937,000, in exchange for Units of Class B Limited Partnership Interests in Borrower, as reduced from time to time by distributions treated as a return of capital as provided in the Operating Partnership Agreement.

                  "Preferred Return" means BRT's 9.5% annual, cumulative, non-compounding preferred rate of return on the Preferred Equity Position, calculated as provided in the Operating Partnership Agreement.

                  "Preferred Return Advances" means any Advances made pursuant to Section 2.1.3.

                  "Prime Rate" means the "prime rate" as reported by the Wall Street Journal, which presently defines the term as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If at any time the Wall Street Journal ceases to report such prime rate or changes its definition, Lender shall have the right to select a substituted rate that Lender determines, in the exercise of its reasonable commercial discretion, to be most comparable to the prime rate as reported and defined by the Wall Street Journal today. Such substituted rate shall, upon the sending of written notice to Borrower, constitute the "Prime Rate."

                  "Qualified Offering" means the time at which BRT completes a public or private offering of debt or equity securities generating either: (a) at least $35,000,000 of net unrestricted cash proceeds at a price per share no less than the book value of BRT's common stock on the last day of the quarter immediately preceding the quarter in which the Qualified Offering occurs; or (b) net unrestricted cash proceeds of at least $25,000,000, but less than $35,000,000, at a price per share of not less than $5.50, as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof.

                  "Refinancing" means a refinancing of the Portfolio A Properties, Portfolio B Properties, and/or Portfolio C Properties of the Borrower, or any of them, that results in net proceeds sufficient for repayment of the Loan.

                  "Transaction Documents" means this Agreement, the Note and each other document, instrument, certificate, or agreement reflecting the transactions described in the Operating Partnership Agreement.

                  "Working Capital Advances" means any Advances made pursuant to
Section 2.1.1.

                  "Working Capital Advances Period" has the meaning given to such term in Section 2.1.1.

                  SECTION 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.

                                   ARTICLE II

                                    THE LOAN

                  SECTION 2.1. The Loan. Subject to the terms and conditions hereinafter provided, Borrower may request (and in the case of Letter of Credit Advances shall be deemed to have requested), and Lender shall make (and in the case of Letter of Credit Advances shall be deemed to have made), advances to Borrower in such amounts as will not exceed the following amounts (collectively, the "Loan"):

                           2.1.1. Working Capital Advances. From time to time from the date hereof until the earlier to occur of the Maturity Date or January 31, 1998 (the "Working Capital Advances Period"), up to the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000), to be used for working capital needs of a Portfolio B Property or a Portfolio C Property in excess of cash flow and available reserves for the operation of the relevant Property, as reduced by any monies advanced by Lender after the date hereof in respect of amounts drawn under the Meetinghouse Letter of Credit. Borrower may borrow, repay amounts borrowed and reborrow during the Working Capital Advances Period.

                           2.1.2. Closing Cost Advances. From time to time until December 31, 1996, amounts calculated as provided in the next sentence to be used to pay the Borrower's 50% share of the transfer taxes on the Portfolio B Properties contributed to Borrower by Lender on the date hereof, which share is presently estimated at $172,000, and the other closing costs incurred by Borrower in acquiring the Portfolio A Properties, the Portfolio B Properties and the Portfolio C Properties contributed to Borrower by Lender on the date hereof directly and via the contribution of partnership interests in the Title Holding Partnerships that own such Properties. The amount of such expenses to be funded with loans by Lender under this Section 2.1.2 shall be the percentage obtained by multiplying the amount of such expenses by a fraction, the numerator of which is the number of Class A Units issued on the date hereof under the Operating Partnership Agreement and the denominator of which is the sum of the number of Class A Units and Class B Units so issued on the date hereof. Lender's total advances under this Section 2.1.2 shall not exceed $400,000.

                           2.1.3. Preferred Return Advances. From time to time until the earlier to occur of (i) the completion of a Qualified Offering (ii) the satisfaction in full of the GECC Loan, (iii) a Liquidation, or (iv) December 31, 2001, to the extent that Borrower is unable to distribute fully in any quarter the Preferred Return out of its other sources of cash available for such purposes under the Operating Partnership Agreement, up to the amount of such shortfall in the Preferred Return for such quarter but in no event shall the amount that Lender is required to advance under this Section 2.1.3 for any quarter exceed the aggregate amount payable for such quarter, if any, on the 775,000 common shares of BRT purchased by Safeguard or a wholly-owned subsidiary of Safeguard on the date hereof.

                           2.1.4. Letter of Credit Advances. Any and all monies paid by Lender on or after the date hereof in respect of amounts drawn under, or costs and expenses incurred in connection with, the GECC Letter of Credit and the Meetinghouse Letter of Credit (as the same may be replaced, reinstated or substituted from time to time) shall for all purposes hereof be treated as additional amounts advanced to Borrower hereunder which comprise part of the Loan. Lender shall confirm to Borrower in writing as to the date, amount and types of Letter of Credit Advances.

                  SECTION 2.2. Requests and Disbursements; Conditions Precedent. On or before the date of any proposed Advance other than a Letter of Credit Advance, Borrower shall submit to Lender a loan advance requisition in the form of Exhibit 2.2 attached hereto (an "Advance Request"), including a detailed breakdown of items to be funded. Within seven (7) days after receiving an Advance Request, Lender shall make such Advance to Borrower by certified or bank check or by wire transfer of immediately available funds to Borrower's account at a bank designated by Borrower in the Advance Request; provided, however, that:

                           2.2.1. Appraisals. If Lender shall so request, Lender shall have received at the time of any Working Capital Advance a written valuation of the Portfolio B Property or the Portfolio C Property for which such Advance is to be used, prepared by a Pennsylvania certified appraiser, in form and amount satisfactory to Lender; and

                           2.2.2. No Defaults. No Event of Default shall have occurred and be continuing or will result from the making of the Advance, and no event shall have occurred and be continuing that with notice or lapse of time or both would, if unremedied, be an Event of Default.

                  SECTION 2.3. Interest. Interest on the Advances shall accrue at an annual rate equal to the Prime Rate and shall be payable quarterly in arrears, on the first day of each calendar quarter and on the date on which any repayment of the outstanding principal amount of an Advance is made pursuant to this Agreement. Payment of interest shall be subordinated and subject in right of payment to the prior payment in full of the Preferred

Return payable through the end of the period in respect of which such interest is being paid. Computations of interest hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed.

                  SECTION 2.4. The Note. The obligation of Borrower to repay the Advances shall be evidenced by the promissory note of Borrower (the "Note"), dated the date of this Agreement, substantially in the form of Exhibit 2.4 attached hereto.

                  SECTION 2.5. Repayment of Certain Advances. Subject to the provisions of Section 2.8, the outstanding amount of any and all Advances other than the Preferred Return Advances made under the Loan, together with any accrued but unpaid interest thereon, shall become due and payable on the earliest to occur of the following (the "Maturity Date"):

                  (a)      The completion of a Qualified Offering;

                  (b) A Refinancing which generates sufficient funds for repayment of such Advances with interest and of the Horsham 6 Tenant Improvement Loan with interest;

                  (c)      A Liquidation;

                  (d) July 31, 1999, if at such time the Operating Partnership has sufficient funds for repayment; or

                  (e)      December 31, 2001.

                  SECTION 2.6. Repayment of Preferred Return Advances. Subject to the provisions of Section 2.8, the outstanding amount of any and all Preferred Return Advances made under the Loan, together with any accrued but unpaid interest thereon, shall become due and payable on the earliest to occur of (i) the satisfaction in full of the GECC Loan, (ii) a Liquidation, (iii) December 31, 2001, or (iv) the completion of a Qualified Offering.

                  SECTION 2.7. Payments. Borrower shall make all payments of principal and interest on the Loan to Lender by check at its offices at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803, or at Lender's option by wire transfer of funds immediately available to Lender to Lender's account No. 5795135074 with PNC Bank Delaware, ABA No. 031 110 089,
Attention: Michael W. Miles, Assistant Treasurer. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note.

                  SECTION 2.8. Subordination to Preferred Equity Position In Liquidation. Upon any Liquidation, the then outstanding amount of the Preferred Equity Position plus any then unpaid accrued Preferred Return thereon shall first be made or provided for in full before any repayment is made on account of the Loan pursuant to Sections
2.5 or 2.6. Repayment of the outstanding balance of the Loan pursuant to Sections 2.5 or 2.6 is not otherwise subordinate in right of payment to the Preferred Equity Position.

                  SECTION 2.9. Maintenance of Letters of Credit. Safeguard shall cause the GECC Letter of Credit and the Meetinghouse Letter of Credit, as the same may be replaced, renewed, or substituted for from time to time, to remain outstanding for the period and in such amounts as and to the extent required by the governing loan documents as in effect on the date hereof, with such changes thereto as may be approved by Safeguard, until the earlier of the Maturity Date or the repayment of the loan secured by such letter of credit.

                  SECTION 2.10. Required Prepayment. If prior to a Qualified Offering, the Partnership shall realize any Net Sales Proceeds or Net Refinancing Proceeds from the sale or refinancing of a Portfolio A Property, Portfolio B Property, Portfolio C Property or an Option Property, the Partnership shall use such Net Sales Proceeds or Net Refinancing Proceeds to pay such outstanding indebtedness of the Partnership to Lender hereunder and/or under the Horsham 6 Tenant Improvement Loan, all as Lender shall designate.


                                   ARTICLE III

                                   COLLATERAL

                  SECTION 3.1. Security. (a) BRT and TNC each hereby grant to Lender, as security for the performance and payment of all of Borrower's liabilities hereunder and under the Note, a security interest under the Uniform Commercial Code (i) in all of the Class A Units and Class B Units of Limited Partnership Interest of the Borrower now owned or hereafter acquired by it, (ii) in the respective general intangibles consisting of their rights to distributions under the Operating Partnership Agreement (excluding as collateral under both clauses (i) and (ii) BRT's rights to receive its Preferred Return and returns of its Preferred Equity Position and BRT's rights to receive distributions in respect of its Class C Units of Limited Partnership Interest issued to it under the Operating Partnership Agreement), and (iii) in all replacements, proceeds and products of the foregoing (collectively, the "Collateral").

                           (b) If the Class A Units and the Class B Units of the
Borrower owned by BRT and TNC are or become evidenced by certificates, BRT and TNC shall, at Lender's request in order to further perfect the security interest granted in the Class A Units and Class B Units hereunder, deliver such certificates to Lender, or an agent for Lender reasonably satisfactory to BRT and TNC, duly endorsed in blank for transfer, to be held by Lender or its agent as Collateral hereunder.

                           (c) The Borrower consents to the foregoing grants of
security interests in the Collateral by BRT and TNC, agrees to mark its books and records to reflect such security interests, acknowledges the Lender's rights in the Collateral, and agrees to be bound by all provisions hereof relating to the Collateral.

                  SECTION 3.2. Further Assurances. Each of BRT, TNC, and the Borrower agree that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each of BRT, TNC, and the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments, notices, and acknowledgements as may be necessary or desirable, or as Lender may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  SECTION 3.3. Financing Statements. Each of BRT and TNC hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of BRT or TNC where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any part thereof shall be sufficient as a financing statement where permitted by law.

                                   ARTICLE IV

                                     DEFAULT

                  SECTION 4.1. Events of Default. Each of the following shall be an event of default (an "Event of Default"):

                  (a) If Borrower shall fail to pay any principal or interest on the Loan within ten days of its due date; or

                  (b) If Borrower shall be in default in any material respect under any Transaction Document, and shall have failed to cure such default within 30 days' after Lender has notified Borrower of such default in writing.

                  SECTION 4.2. Remedies. If any Event of Default shall occur and be continuing, Lender may, without notice to Borrower except as specified below, and in addition to other rights and remedies available to Lender, whether available at law, in equity, under the other Transaction Documents or otherwise,
(a) terminate its obligations to make, and Borrower's ability to receive, further Advances (except Letter of Credit Advances which are deemed made); (b) declare the entire unpaid principal amount of all Advances actually made, and all interest accrued and unpaid to be forthwith due and payable, without presentment, demand, protest or further action or notice of any kind, all of which are hereby expressly waived by Borrower; (c) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable laws or agreements with respect to all of the Collateral; provided, that, Borrower shall use reasonable efforts to foreclose upon the Collateral in such manner that any repayment of Loans with the proceeds of the Collateral is pro rated between BRT and TNC, in accordance with the percentages that the Class A or Class B Units issued to each such person under the Operating Partnership Agreement on the date hereof bears to the total number of Class A and Class B Units issued to them under the Operating Partnership Agreement on the date hereof, and provided further that, the aggregate dollar amount of loans that Lender shall be entitled to have repaid with the proceeds of the Collateral shall be equal to that amount obtained by multiplying (x) the sum of the outstanding principal balance of the Loan, plus all accrued, unpaid interest thereon and all expenses for which Lender is entitled to be reimbursed hereunder by (y) a fraction, the numerator of which is the number of Class A Units and Class B Units of Limited Partnership Interests issued under the Operating Partnership Agreement on the date hereof to all persons other than Safeguard and its wholly-owned subsidiaries, and the denominator of which is the total number of Class A Units and Class B Units of Limited Partnership Interests issued to all persons under the Operating Partnership Agreement on the date hereof; and (d) sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit, or for future delivery, and upon such other terms as Lender may deem commercially reasonable, in connection with which each of BRT, TNC and Borrower agrees that, to the extent notice of sale shall be required by law, at least five business days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonably notification. Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  SECTION 4.3. Application of Proceeds. All cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be held by Lender (without interest) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section 4.4) in whole or in part by Lender against, all or any part of the Loan in such order as Lender shall elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Loan shall be paid over to whosoever may be lawfully entitled to receive such surplus.

                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1. No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights powers or remedies provided by law or in equity. No waiver of any provision hereof, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  SECTION 5.2. Notices. Unless this Agreement specifically provides otherwise, all notices and other communications that this Agreement requires or permits either party to give to the other shall be in writing and shall be given to such party at its address or facsimile number specified on the signature pages of this Agreement or at such other address or facsimile number as shall be designated by such party in a notice to the other party complying with the terms of this Section 5.2. Unless this Agreement specifically provides otherwise, all notices and other communications shall be effective (a) if given by mail, when received, (b) if given by facsimile, when such facsimile is transmitted to the appropriate facsimile number and the sender receives confirmation of transmission during normal business hours, or (c) if given by any other means, when delivered at the appropriate address.

                  SECTION 5.3. Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, except that Borrower shall not have the right to delegate its duties hereunder without the prior written consent of Lender.

                  SECTION 5.4. Entire Agreement. This Agreement and the Note represent the entire understanding and agreement of the parties with respect to the subject matter hereof, and supersede any and all prior agreements and understandings or representations, whether oral or written, by or between the parties with respect to the subject matter hereof.

                  SECTION 5.5. Titles and Captions. All article and section titles and captions contained in this Agreement are for convenience of reference only and are not deemed a part of the context hereof.

                  SECTION 5.6. Interpretation. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  SECTION 5.7. Governing Law. This Agreement and the Note shall be governed in all respects by the law of the Commonwealth of Pennsylvania.

                  SECTION 5.8. Indemnity and Expenses. Borrower agrees to indemnify Lender from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from Lender's gross negligence or willful misconduct. Borrower shall upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Lender may incur in connection with (i) the custody, preservation, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Lender, or (iii) the failure by Borrower, BRT or TNC to perform or observe any of the provisions hereof.

                  SECTION 5.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BRANDYWINE OPERATING                           Address:
PARTNERSHIP, L.P.                              --------
                                               Two Greentree Center, Ste.100
By:      BRANDYWINE REALTY                     Marlton, New Jersey 08053
         TRUST, its general partner            Facsimile No.: 609-797-0425
                                               Attention: Gerard H. Sweeney
         By: /s/ Gerard H. Sweeney
            ---------------------------------
         Name: Gerard H. Sweeney
         Title: President



SAFEGUARD SCIENTIFICS                          Address:
(DELAWARE), INC.                               --------
                                               103 Springer Building
                                               3411 Silverside Road
By: /s/ Donald R. Caldwell                     Wilmington, Delaware 19803
   ----------------------------                Facsimile No.:  302-478-3667
Name: Donald R. Caldwell                       Attention:  Michael W. Miles,
Title: President                                        Assistant Treasurer



                  Each of the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, for the sole purpose of being bound by the provisions of
Article III and Article IV; provided, however, that no recourse shall be had against the undersigned, or any of their respective shareholders, trustees, directors, officers or employees, with respect to any obligation hereunder other than with respect to the Collateral.

BRANDYWINE REALTY TRUST                         Address:
                                                --------
                                                Two Greentree Center, Suite 100
By: /s/ Gerard H. Sweeney                       Marlton, NJ  08953
   --------------------------                   Facsimile No.:  609-792-0925
Name: Gerard H. Sweeney                         Attention:  Gerard H. Sweeney
Title: President


THE NICHOLS COMPANY                             Address:
                                                --------
                                                16 Campus Boulevard, Suite 150
                                                Newtown Square, PA  19073
By: /s/ Anthony A. Nichols                      Facsimile No.:  610-325-5622
   --------------------------                   Attention:  John P. Gallagher
Name: Anthony A. Nichols
Title: President

                  The undersigned has executed this Agreement solely for the purpose of being bound by the provisions of Section 2.9 hereof.

SAFEGUARD SCIENTIFICS, INC.                    Address
                                               --------
                                               800 The Safeguard Building
By: /s/ Glenn T. Reiger                        435 Devon Park Drive
   ---------------------------                 Wayne, PA  19087
Name: Glenn T. Reiger                          Attention:  Glenn Rieger
Title: Vice President

                                   EXHIBIT 2.2

                             FORM OF ADVANCE REQUEST




                                     [DATE]


Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Attention:

Ladies and Gentlemen:

                  We hereby request that you advance to us pursuant to Section
2.1 of that certain Loan Agreement to which we are parties dated as of _____________, 1996 (the "Agreement") the amount of $________.

                  The undersigned hereby certifies as follows:

                  1. The amounts and uses of the proposed Advance are more specifically described on Exhibit A attached hereto.

                  [2. If the Advance is to be a Working Capital Advance, an appraisal of the relevant Property has been delivered to you as required by
Section 2.2.1 of the Agreement.]

                  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                       Very truly yours,

                                       BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                       By:  Brandywine Realty Trust, its
                                            general partner


                                            By:_____________________________,
                                                     Authorized Officer

                                    EXHIBIT A

                          BREAKDOWN OF PROPOSED ADVANCE

Description                                                          Amount
- -----------                                                          ------
                           A. Working Capital Advances

[Describe working capital advances needed in excess
of cash flow and available reserves]                               $__________

                            B. Closing Cost Advances

[Identify transfer tax or other closing cost]                      $__________

                          C. Preferred Return Advances

[Cash Shortfall for quarter ending ___________]                    $__________

                                   EXHIBIT 2.4

                                  FORM OF NOTE

$_______                                                  ______________, 199_

                  On or before _____________, the undersigned promises to pay to the order of _____________________________ ("Lender") the principal sum of ___________________________ Dollars ($_______), in the installments, at the times, and with interest at the rates provided by a Loan Agreement between the undersigned and Lender dated of even date herewith, to which this Note is subject.

                                      BRANDYWINE OPERATING PARTNERSHIP, L.P.


                                      By:   Brandywine Realty Trust, its
                                            general partner


                                            By:_____________________________,
                                                     Authorized Officer